EXHIBIT 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT
FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of March 11, 2020, by and among HELIX Q5000 HOLDINGS S.À R.L., a private limited liability company (société à responsabilité limitée), having its registered office at 12C rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B183815, as borrower (the “Borrower”), Helix Vessel Finance S.à r.l., a private limited liability company (société à responsabilité limitée) , having its registered office at 12C rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B188933 as holdings (“Holdings”), the Lenders party hereto, NORDEA BANK ABP, NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and NORDEA BANK ABP, LONDON BRANCH, as Collateral Agent (in such capacity, the “Collateral Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Amended Credit Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, Holdings, the Borrower, the Lenders from time to time party thereto, the Administrative Agent, and the Collateral Agent are parties to a Credit Agreement, dated as of September 26, 2014 (as heretofore amended, restated, supplemented or otherwise modified, the “Credit Agreement” and, as modified by this First Amendment and as may be otherwise amended, restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”);
WHEREAS, Holdings and the Borrower request, among other amendments to the Credit Agreement contained herein, to amend the Credit Agreement to (i) extend the Maturity Date to January 31, 2021 and (ii) revise the Applicable Margin as set forth herein;
WHEREAS, pursuant to Section 11.13 of the Credit Agreement and subject to the terms and conditions of this First Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided;
NOW, THEREFORE, it is agreed:
I.Amendments to the Credit Agreement.

1.The Schedules to the Credit Agreement are hereby amended by adding Schedule VII - Amortization Repayment Amount in the form attached hereto as Annex A.

2.Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“First Amendment” shall mean that certain First Amendment to Credit Agreement, dated as of March 11, 2020, by and among Holdings, the Borrower, the Lenders party thereto, and the Administrative Agent.
“First Amendment Effective Date” shall have the meaning provided in the First Amendment.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
3.Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Margin” appearing therein in its entirety as follows:

“Applicable Margin” shall mean (a) prior to the First Amendment Effective Date, 2.50% per annum and (b) on and after the First Amendment Effective Date, 2.75% per annum.
4.Section 1.01 of the Credit Agreement is hereby amended by (x) deleting the text “or” appearing at the end of clause (i) in the definition of “Lender Default” appearing therein and (y) inserting the following text immediately after the text “acting in such capacity” in the definition of “Lender Default” appearing therein:

“or (iii) such Lender shall become the subject of a Bail-In Action”.
5.Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Maturity Date” appearing therein in its entirety as follows:

“Maturity Date” shall mean January 31, 2021.
6.Section 4.02(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)On each Payment Date (including, for the avoidance of doubt, the Maturity Date) commencing with the first Payment Date occurring after the three-month anniversary of the Closing Date, the Borrower shall repay the principal amount of the Loans then outstanding in the amount equal to 1/28 of the principal amount of the Loans made on the Closing Date (each such repayment, as the same may be reduced in accordance with Sections 4.01 and/or 4.02, a “Scheduled Repayment”). The Scheduled Repayment for each Payment Date occurring after the First Amendment Effective Date is set forth on Schedule VII attached hereto.

7.The following shall be inserted as a new Section 6.28 of the Credit Agreement:

“6.28    Beneficial Ownership Certification. As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification, if any, delivered in connection with the First Amendment is true and correct in all respects.”.
8.Section 7.01(d) of the Credit Agreement is hereby amended and restated as follows:

“(d)    Appraisal Reports. (i) At the time of delivery of the compliance certificates provided for in Section 7.01(e) required in connection with the delivery of financial statements pursuant to Section 7.01(b)(II)(A) and (ii) at any time an Event of Default is continuing, within 30 days of the written request therefor by the Administrative Agent, Appraisals for the Collateral Vessel from two Approved Appraisers, in each case, dated no more than 30 days prior to the delivery to the Administrative Agent thereof and in form and substance reasonably acceptable to the Administrative Agent; provided that for the compliance certificate delivered in connection with the financial statements for the period ended December 31, 2019, the Appraisals delivered to the Administrative Agent prior to the First Amendment Effective Date and dated as of February 14, 2020 and March 4, 2020 shall be acceptable. All such Appraisals shall be conducted by, and made at the expense of, the Borrower (it being understood that at any time an Event of Default is continuing the Administrative Agent may and, at the request of the Required Lenders, shall, upon notice to the Borrower, obtain such Appraisals and that the cost of all such Appraisals will be for the account of the Borrower).”.
9.Section 7.01(f) of the Credit Agreement is hereby amended by (x) deleting the text “and” appearing at the end of clause (iv) appearing therein and (y) inserting the following new clause (v) thereafter:

“, and (v) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.”.
10.The following shall be inserted as a new Section 12.11 of the Credit Agreement:

“12.11    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”.
11.The following shall be inserted as a new Section 12.12 of the Credit Agreement:

“12.12    Certain ERISA Matters.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)	(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)	such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to any such Lender or (2) any such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

12.Each party hereto agrees that each of the Credit Documents is hereby amended such that each reference to the address of the Administrative Agent for purpose of notice or any other purpose shall be deemed to be amended to be a reference to: Nordea Bank Abp, New York Branch, 1211 Avenue of the Americas, 23rd Floor, New York, New York.

II.Conditions to the Effectiveness of this First Amendment.

This First Amendment shall become effective on the first date when the following conditions have been satisfied (or waived in the sole discretion of the Lenders) (such date, which shall be communicated to the Borrower and the Lenders by the Administrative Agent, the “First Amendment Effective Date”):
1.Holdings, the Borrower and the Lenders each shall have signed a counterpart hereof (whether the same or different counterparts) indicating its agreement to this First Amendment and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: Elizabeth Kirk (email: elizabeth.kirk@whitecase.com) and Jennifer McWhaw (email: jennifer.mcwhaw@whitecase.com);

2.The Administrative Agent shall have received from each Credit Party a director’s certificate dated as of the First Amendment Effective Date and signed by an authorized signatory of each Credit Party, certifying the following:

(i)an electronic true and complete certified copy of its articles of association or confirmation that no changes have been made thereto since they were last delivered to the Administrative Agent;

(ii)an electronic true and complete certified excerpt of the Luxembourg  Register of Commerce and Companies dated as of the First Amendment Effective Date;

(iii)an electronic certified true and complete certificate of non-registration of judgment (certificat de non-inscription d’une décision judiciaire) dated as of the First Amendment Effective Date issued by the Luxembourg Register of Commerce and Companies and reflecting the situation no more than one Business Day prior to the First Amendment Effective Date certifying that, as of the date of the day immediately preceding such certificate, the relevant Credit Party has not been subject to any proceedings listed at Article 13, items 2 to 12, and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time);

(iv)true and complete board resolutions approving the entry by the  relevant Credit Party into the First Amendment;

(v)a confirmation that the relevant Credit Party is not subject to nor, as applicable, does it meet or threaten to meet the criteria of bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), reprieve from payment (sursis de paiement), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally and no application has been made or is to be made by its manager or, as far as it is aware, by any other person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings; and

(vi)a true and complete specimen of signatures for each of the directors/managers or authorized signatories having executed for and on behalf of the relevant Credit Party the First Amendment.

3.the Administrative Agent shall have received legal opinions addressed to the Administrative Agent and each of the Lenders (in form and substance reasonably satisfactory to the Administrative Agent and the Lenders) and dated as of the First Amendment Effective Date from (a) special New York counsel to the Borrower and the Credit Parties (which shall be Locke Lord LLP or another New York law firm reasonably acceptable to the Administrative Agent) and (b) special Luxembourg counsel to each of the Credit Parties (which shall be Loyens & Loeff Luxembourg S.à r.l. or another law firm qualified to render an opinion as to Luxembourg law reasonably acceptable to the Administrative Agent);

4.after giving effect to the First Amendment, the Credit Parties shall be in pro forma compliance with the financial covenants set forth in Section 8.07 of the Credit Agreement;

5.on the First Amendment Effective Date, the Borrower shall have paid to the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Co-Arranger and the Lenders all reasonable and documented costs, fees, expenses (including, without limitation, the reasonable legal fees and expenses of White & Case LLP and other local counsel to the Administrative Agent) and other compensation due and payable on or prior to the Effective Date, in each case, payable to the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Co-Arranger and the Lenders in respect of the transactions contemplated by this Agreement to the extent then due and reasonably invoiced at least two Business Days prior to the First Amendment Effective Date;

6.on the First Amendment Effective Date, the Borrower shall have paid to the Administrative Agent, for the ratable benefit of each Lender that consents to this First Amendment, a non-refundable amendment fee equal to 0.20% of their respective pro rata share of the Loan outstanding on the date hereof;

7.no Default or Event of Default shall exist as of the First Amendment Effective Date after giving effect to this First Amendment;

8.each of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specified date shall be true and correct in all material respects as of such specified date);

9.on the First Amendment Effective Date, the Credit Parties shall cause to be delivered to the Administrative Agent a solvency certificate from a senior financial officer or an authorized person of each of the Credit Parties, substantially in the form of Exhibit K to the Credit Agreement, with appropriate adjustments, which shall be addressed to the Administrative Agent and each of the Lenders and dated as of the First Amendment Effective Date.;

10.the Administrative Agent shall have received a certificate from a senior financial officer or an authorized person of the Borrower certifying that the conditions set forth in Subsections (4), (7) and (8) of this Section II shall have been satisfied; and

11.the Administrative Agent shall have received a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”) in relation to the Borrower if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

III.Miscellaneous Provisions.

1.In order to induce the Lenders to enter into this First Amendment, each of the Borrower and Holdings hereby ratifies and reaffirms its respective obligations under the Credit Agreement and the other Credit Documents and represents and warrants that (i) no Default or Event of Default exists as of the First Amendment Effective Date after giving effect to this First Amendment and (ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date).

2.This First Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders, the Administrative Agent or the Collateral Agent now have or may have in the future under or in connection with the Amended Credit Agreement, the other Credit Documents or any of the other instruments or agreements referred to therein. The Administrative Agent, the Collateral Agent and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this First Amendment.

3.    This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart to this First Amendment shall be effective as delivery of an original executed counterpart of this First Amendment. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
5.    THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
6.    The Amended Credit Agreement and the other Credit Documents shall continue to be in full force and effect in accordance with their terms. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Amended Credit Agreement. From and after the First Amendment Effective Date, this First Amendment shall for all purposes constitute a Credit Document.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

HELIX Q5000 HOLDINGS S.À R.L.

By:	/s/ Erik Heymann
	Name:	Erik Heymann
	Title:	Class A Manager

HELIX VESSEL FINANCE S.À R.L.

By:	/s/ Erik Heymann
	Name:	Erik Heymann
	Title:	Class A Manager

Signature Page to First Amendment to Helix Credit Agreement

NORDEA BANK ABP, NEW YORK BRANCH, as Administrative Agent and a Lender

By:	/s/ Oddbjorn Warpe
	Name:	Oddbjorn Warpe
	Title:	Executive Director

By:	/s/ Henrik M. Steffensen
	Name:	Henrik M. Steffensen
	Title:	Executive Vice President

NORDEA BANK ABP, LONDON BRANCH, as Collateral Agent

By:	/s/ David Andrews
	Name:	David Andrews
	Title:	General Manager
Nordea Bank Abp London Branch

By:	/s/ Kevin Read
	Name:	Kevin Read
	Title:	Head of TxB London Branch
Corporate Banking

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG HELIX Q5000 HOLDINGS S.À R.L., HELIX VESSEL FINANCE S.À R.L., VARIOUS LENDERS PARTY HERETO, NORDEA BANK ABP, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT AND NORDEA ABP LONDON BRANCH, AS COLLATERAL AGENT

BBVA USA, as a Lender

By:	/s/ Julia Barnhill
	Name:	Julia Barnhill
	Title:	Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG HELIX Q5000 HOLDINGS S.À R.L., HELIX VESSEL FINANCE S.À R.L., VARIOUS LENDERS PARTY HERETO, NORDEA BANK ABP, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT AND NORDEA ABP LONDON BRANCH, AS COLLATERAL AGENT

NAME OF INSTITUTION:
CLIFFORD CAPITAL PTE. LTD., as a Lender

By:	/s/ ADRIAN TENG
	Name:	ADRIAN TENG
	Title:	CHIEF FINANCIAL OFFICER

By:	/s/ AUDRA LOW
	Name:	AUDRA LOW
	Title:	HEAD OF ORIGINATION & STRUCTURING

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG HELIX Q5000 HOLDINGS S.À R.L., HELIX VESSEL FINANCE S.À R.L., VARIOUS LENDERS PARTY HERETO, NORDEA BANK ABP, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT AND NORDEA ABP LONDON BRANCH, AS COLLATERAL AGENT

NAME OF INSTITUTION:
KFW IPEX-Bank
Palmengartenstrasse 5-9
60325 Frankfurt am Main,
as a Lender

By:	/s/ Delphine Deroche
	Name:	Delphine Deroche
	Title:	Director

By:	/s/ Arne Osthues
	Name:	Arne Osthues
	Title:	Assistant Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG HELIX Q5000 HOLDINGS S.À R.L., HELIX VESSEL FINANCE S.À R.L., VARIOUS LENDERS PARTY HERETO, NORDEA BANK ABP, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT AND NORDEA ABP LONDON BRANCH, AS COLLATERAL AGENT

NAME OF INSTITUTION:
Wells Fargo Bank, N.A.,
as a Lender

By:	/s/ Emily Alt
	Name:	Emily Alt
	Title:	Managing Director

Annex A

(See attached)

SCHEDULE VII

AMORTIZATION REPAYMENT AMOUNT

Payment Date	Scheduled Repayment
3/31/2020	$8,928,571
6/30/2020	$8,928,571
9/30/2020	$8,928,571
12/31/2020	$8,928,571
1/31/2021	$53,571,429